Exhibit 10.59
Detroit New York Chicago Dallas
January 21, 2004

Mr. Raymond Milchovich
Chief Executive Officer
Foster Wheeler Ltd.
Perryville Corporate Park
Clinton, NJ 08809-4000

Re: Interim Management and Restructuring Services — Third Amendment

Dear Mr. Milchovich:

This letter represents the Third Amendment to the agreement dated November 22, 2002 (the “Agreement”) between AP Services, LLC, (“APS”) and Foster Wheeler Ltd., a Bermuda corporation (the “Company”), to provide interim management services and to assist the Company in its restructuring. Except as modified herein, all other terms and conditions of the Agreement shall remain intact.

The Company agrees to pay APS a “Success Fee” of $175,000 for the month of January 2004, which is incremental to the Success Fees reflected in the Agreement, as amended. Ken Hiltz’s and Ryan Esko’s responsibilities will be substantially completed by February 1, 2004. Responsibilities can be extended under mutually agreeable terms.

Tom Feraco will continue his responsibilities assisting Bud Cherry (CEO North America Corp) and Tony Scerbo (CFO North America Corp) with the North American operations. Tom Feraco’s responsibilities will be completed by March 31, 2004. His responsibilities will include:

•	Assist management in their process to appropriately define the size of the future business.

•	Assist management in identifying and implementing cost reductions.

•	Assist management with the development of the Company’s revised business plan.

Mr. Raymond Milchovich
January 21, 2004
Page Two

If this Third Amendment meets with your approval, please sign and return the enclosed copy. We look forward to our continuing relationship with you.

Sincerely yours,

AP SERVICES, LLC

/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Principal

Acknowledged and Agreed to:

FOSTER WHEELER LTD.

/s/ Raymond J. Milchovich
Raymond J. Milchovich
Its: Chairman, President & CEO
Dated: 1/22/04